                                                                     Exhibit 5.1

                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                505 Park Avenue
                            New York, New York 10022
                                  212 753 7200

                                                                    May 15, 2002

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

                We have acted as counsel to NYFIX, Inc., a New York corporation
(the "Company"), in connection with the filing of its registration statement on
Form S-3 (the "Registration Statement") relating to 2,784,896 shares (the
"Shares") of its common stock, par value $.001 per share (the "Common Stock"), as more particularly described in the Registration Statement.

                In our capacity as counsel to the Company, we have examined the
Company's Certificate of Incorporation and By-Laws, each as amended to date, the
Registration Statement and such other documents as we have considered appropriate for purposes of this opinion.

                With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

                On the basis of the foregoing, we are of the opinion that the
Shares will be, when sold as contemplated by the Registration Statement, duly and validly issued, fully paid and non-assessable.

                We advise you that members of our firm own shares of Common
Stock.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the prospectus constituting part of the Registration
Statement.

                              Very truly yours,
                              /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                              OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP